Exhibit 23



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference of the Registration Statement (Form S-8 No. 333-84091) pertaining to the Harvey Electronics, Inc. Stock Option Plan of our reports dated December 28, 2005, with respect to the financial statements and financial statement schedule of Harvey Electronics, Inc. included in the Annual Report (Form 10-K) for the year ended October 29, 2005.




/s/BDO Seidman,LLP

BDO Seidman, LLP

Melville, New York

January 27, 2006